UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2016

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

(a) Agreement to Acquire the PAALGROUP

On April 4, 2016, Kadant Inc. (Kadant), through wholly-owned subsidiaries, entered into a definitive agreement to acquire all of the outstanding shares of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP, for approximately 51 million Euros, or approximately USD $58 million. The acquisition closed on April 4, 2016. The PAALGROUP is comprised of four operating companies, PAAL GmbH, DICOM Limited, COMDEC PAAL SAS, and Amadeo Farell S.A.U., and manufactures channel balers and related equipment used in the processing of recyclable and waste materials.

The foregoing description of the transaction contemplated by the Share Purchase Agreement does not purport to be a complete statement of the parties' rights under the Share Purchase Agreement and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which will be filed as an exhibit to Kadant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2016. A copy of the press release announcing the execution of the Share Purchase Agreement is filed with this report as Exhibit 99.

(b) Amendment to the Credit Agreement

On March 29, 2016, Kadant entered into a second amendment and limited consent (Second Amendment) with the foreign subsidiary borrowers party thereto, the several banks and other financial institutions or entities party thereto, CITIZENS BANK, N.A., as administrative agent, and CITIZENS BANK, N.A., as multicurrency administrative agent. The Second Amendment amends the credit agreement dated as of August 3, 2012, as previously amended, by and among Kadant, the foreign subsidiary borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto, CITIZENS BANK, N.A., as administrative agent, and CITIZENS BANK, N.A., as multicurrency administrative agent (Credit Agreement). The Second Amendment adds Kadant Johnson Deutschland GmbH and Kadant International Luxembourg SCS as additional foreign subsidiary borrowers to the Credit Agreement, and Kadant Cayman Ltd. as a limited foreign subsidiary guarantor. The Second Amendment was entered into in connection with the acquisition of the PAALGROUP, described above.
The foregoing description of the Second Amendment does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the full text of the Second Amendment, which will be filed as an exhibit to Kadant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Second Amendment, including without limitation the addition of Kadant Johnson Deutschland GmbH and Kadant International Luxembourg SCS as additional foreign subsidiary borrowers to the Credit Agreement, and Kadant Cayman Ltd. as a limited foreign subsidiary guarantor, as so amended, is incorporated herein in its entirety.

KADANT INC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

Exhibit No.	Description of Exhibit

99	Press Release dated April 4, 2016 announcing the acquisition of the PAALGROUP and the execution of the Share Purchase Agreement.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: April 4, 2016	By	/s/ Michael J. McKenney
Michael J. McKenney Senior Vice President and Chief Financial Officer

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